                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF INPUT/OUTPUT, INC.

SUBSIDIARY                                                 JURISDICTION
----------                                                 ------------
Input/Output of Canada, Inc.                               Delaware

I/O International, Inc.                                    U.S. Virgin Islands

I/O Eastern, Inc.                                          Delaware

I/O Holdings, Inc.                                         Delaware

IPOP Management, Inc.                                      Delaware

Global Charter Corporation                                 Delaware

Global Charter, S.A.                                       Argentina

I/O Sensors, Inc.                                          Delaware

Microflow Analytical, Inc.                                 Delaware

Tescorp Seismic Products, Inc.                             Delaware

I/O Cable, Inc.                                            Delaware

I/O Exploration Products (U.S.A.), Inc.                    Delaware

I/O Exploration Products (U.K.), Inc.                      Delaware

Sensor Nederland B.V.                                      Netherlands

"Inco" Industrial Components's Gravenhage B. V.            Netherlands

HGS (India) Ltd.                                           India

I/O of Austin, Inc.                                        Delaware

I/O Geoview, Inc.                                          Delaware

GMG/AXIS, Inc.                                             Delaware

I/O Marine Systems, Inc.                                   Louisiana

I/O Marine Systems Limited                                 United Kingdom

I/O International FSC, Inc.                                Barbados

                                                                    EXHIBIT 21.1


SUBSIDIARY                                                 JURISDICTION
----------                                                 ------------
I/O Oklahoma, Inc.                                         Delaware

Pelton Company, Inc.                                       Oklahoma

Applied MEMS, Inc.                                         Delaware

Input/Output Canada, Ltd.                                  Canada

Geophysical Instruments AS                                 Norway

I/O U.K., LTD.                                             United Kingdom

I/O General, LLC                                           Delaware

I/O Nevada, LLC                                            Delaware

I/O Texas, LP                                              Delaware

I/O Cayman Islands, Ltd.                                   Cayman Islands